SETTLEMENT AGREEMENT

This agreement ("Agreement') dated as of April 28, 2011 is made by and among Sorin Group USA, Inc., a Delaware corporation ("Sorin") and Cytomedix Inc., a Delaware corporation and Cytomedix Acquisition Company, LLC, a Delaware limited liability company (collectively, "Cytomedix"). Cytomedix and Sorin are referred to herein as a "Party" or collectively as the "Parties".

Recitals

A.           The Parties entered into an Asset Purchase Agreement, dated April 9, 2010, pursuant to which Cytomedix acquired certain assets from Sorin, include those relating to the Angel product line (the "APA").

B.           A substantial portion of the purchase price under the APA was paid by delivery of a $5,000,000 Secured Promissory Note, dated April 9, 2010 from Cytomedix to Sorin (the "Note").

C.           In connection with entering into the APA, the Parties and certain Affiliates of Sorin entered into several ancillary agreements, including a Transition Services Agreement (the "TSA") and distribution agreements pursuant to which affiliates of Sorin were appointed as distributors of certain products of Cytomedix (collectively the Distribution Agreements").

D.           Certain disputes have arisen among the Parties and their Affiliates, and the Parties desire to resolve all such disputes on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the above premises and the other covenants and agreements herein contained, and for other good and value consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.           Modification of Note. The current outstanding principal balance under the Note is U.S.$3,400,000. In consideration of Cytomedix accelerating payment of the Note, Sorin shall compromise and waive a portion of the unpaid the principal balance in exchange for the acceleration of payment. Therefore, subject to the condition precedent of Cytomedix paying Sorin an amount equal to U.S.$2,100,000 Two Million One Hundred Thousand Dollars (the "Compromise Prepayment") by not later than May 3, 2011, Sorin hereby waives its right to and releases Cytomedix from its obligation to pay the remaining U.S.$1,300,000 (One Million Three Hundred Thousand Dollars) of the principal amount under the Note and any accrued but unpaid interest. Upon receipt of the Compromise Prepayment, Sorin shall (i) release its security interest in the Collateral, and will authorize the filing of a termination statement in the applicable public records, and (ii) release and waive its rights under that certain Subordination Agreement, dated April 9, 2010, issued in favor of Sorin. Except as expressly modified hereby, the provisions of the Note shall remain in full force and effect.

2.           Outstanding Receivables. The Parties agree that (i) Sorin and its Affiliates owe Cytomedix in the aggregate an amount equal to U.S.$613,490.30 (the "Sorin Receivable") under the Distribution Agreements, and (ii) Cytomedix owes Sorin an amount equal to U.S.$1,796,894.41 (the "Cytomedix Receivable") pursuant to the TSA. The Parties hereby agree that the Sorin Receivable shall be deemed set-off against the Cytomedix Receivable, reducing the total amount owed by Cytomedix to U.S.$ 1,183,404.11 (the "Net Cytomedix Receivable") and the Sorin Receivable is as a result deemed paid in full. The Net Cytomedix Receivable shall be payable by Cytomedix to Sorin in eight equal monthly installments of U.S.$147,925.51 paid on the 15th day of each successive month with the first payment due on June 15, 2011.

3.           Sale of Products by Sorin. Sorin hereby agrees to sell to Cytomedix 4,000 units each of part number 966100021 and 966100038 (the "Goods") set forth in the Purchase Order attached as Exhibit A hereto. The purchase price for the Goods shall be U.S.$.75 per unit and shall be payable in cash prior to commencement of production of the Goods. The approximate delivery date of the Goods shall be 30 days after receipt by Sorin of the full purchase price therefor. In addition, Sorin will deliver to Cytomedix the molds (the "Molds") with which the Goods are produced that were previously purchased under the APA. Delivery of the Goods and the Molds shall be ex works the applicable Sorin facility. In the event that Cytomedix asks Sorin to arrange freight and/or insurance, Cytomedix must pay the estimated cost thereof in advance. THE GOODS AND THE MOLDS ARE PROVIDED AS IS WHERE IS WITH ALL FAULTS AND WITHOUT WARRANTY OF ANY KIND. ANY IMPLIED WARRANTIES, INCLUDING A WARRANTY OF MERCHANTABILITY OR FITNESS FOR PURPOSE, ARE HEREBY DISCLAIMED

4.           Other Items. Sorin and Cytomedix have discussed the transfer of certain additional items that Cytomedix believes were part of the Purchased Assets under the APA. A preliminary list of such items is attached as Exhibit B hereto. The parties shall in good faith mutually agree to finalize such a list of items and promptly thereafter Sorin shall make such items available for shipment by Cytomedix.

5.           Lab Services. Sorin has provided certain lab services to Cytomedix pursuant to the TSA as such services are described on Exhibit C hereto (the "Lab Services"). Sorin agrees to continue to provide the Lab Services under the TSA for six months from the date hereof; provided, however, the fee for such Lab Services shall be Sorin's cost therefor (as determined by Sorin in good faith) plus 20% and such fee shall be paid prior to commencement of the Lab Services.

6.           Release. Cytomedix for itself and its affiliated companies and its and their respective directors, officers, shareholders, parent companies, successors, assigns, and representatives, hereby releases and discharges Sorin, its Affiliates, and its and their respective directors, officers, shareholders, successors, assigns, and representatives from any and all claims, demands, actions, remedies, causes of action, debts, liabilities, damages, costs, expenses and losses of every kind or nature whatsoever, whether known or unknown, fixed or contingent, existing on or prior to the date hereof, including, without limitation, any claims in respect of the nature of quality of performance by Sorin under the TSA.

7.           Miscellaneous.

(a)         Effectiveness. The obligations of each Party hereunder shall be subject to the condition precedent that Cytomedix pays to Sorin the Compromise Prepayment by not later than May 3, 2011 and if the Compromise Payment is not received by such time, this Agreement shall be deemed rescinded and of no force and effect.

(b)         Modifications and Amendments. This Agreement may not be amended or modified except by an instrument in writing signed by Sorin and Cytomedix.

(c)         Assignment. This Agreement may not be assigned by a Party without the express written consent of the other Party and any such attempted assignment without consent shall be null and void.

(d)         Counterparts. This Agreement may be executed in two or more counterparts being original or facsimile copies, each of which shall be deemed to be an original and all of which, taken together, shall be deemed to constitute one and the same Agreement.

(e)         Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, between Sorin and Cytomedix with respect to the subject matter hereof and thereof.

(f)          Dispute Resolution. Any dispute, claim or controversy arising from or related in any way to this Agreement or the interpretation, application, breach, termination or validity thereof, including any claim of inducement of this Agreement by fraud or otherwise, shall he resolved in the manner set forth in Sections 11.6 through 11.9 of the APA.

(g)         Waiver. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) to the extent permitted by applicable Law, waive compliance with any of the agreements of the other party or conditions to such party's obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

(h)         Governing Law. This Agreement shall be governed by Delaware law.

(i)          Time is of the Essence. Time is of the essence to each Party's obligations hereunder.

[Following page is the signature page]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

SORIN GROUP USA INC.

By:	/s/Dwayne Kowaliuk
Name:	Dwayne Kowaliuk
Title:	USA Country Leader/VP Finance

CYTOMEDIX ACQUISITION COMPANY LLC

By:	/s/ Martin P. Rosendale
Name:	Martin P. Rosendale
Title:	President

CYTOMEDIX INC.

By:	/s/Martin P. Rosendale
Name:	Martin P. Rosendale
Title:	CEO